SCHEDULE 14A
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                     INFORMATION REQUIRED IN PROXY STATEMENT
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                         THE ROBERT MONDAVI CORPORATION
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Employee Talking Points
For Use by SVPs/VPs
With Their Direct Reports

Talking Points:

|X|  Good morning [Good afternoon].

|X|  Thank you for coming to this meeting.

|X| As you heard in Greg Evans' voicemail message and saw in the employee email, we are making some complex and challenging decisions that will affect many in the organization.

|X| We are reconfiguring the company and adopting a strategy to focus entirely on our Lifestyle wine brands. As such, we have also announced our intention to divest all of our luxury assets.

|X| This decision was not easy, and it has been made after careful consideration and weighing our business options. We recognize that this is a significant change.

|X| Fundamentally, we believe that to fuel the growth of our business, it no longer makes sense to continue operating as we have been in the past.

|X| Increasingly, we are finding that our Lifestyle wines - those which sell for less than $15 per bottle - drive more than 80% of our revenues and profitability. Yet, they are not receiving 80% of our attention and resources, as significant resources have been applied to our luxury business. In order to position the company for a successful future, some difficult decisions have been made about our strategy and reconfiguring the business.

|X| Several decisions have been approved that have implications for our employees and almost every other aspect of our operations. These decisions include the following items:

     -- To fuel our growth, we will focus on our lifestyle wine brands and divest our luxury assets. Those assets will include our luxury brands, properties and investment stakes in various joint ventures.

     --   Unfortunately, there will be employee positions eliminated

     -- Some employees - long-service and multiple-generations of families - will be let go. We will continue to be respectful and supportive of our colleagues.

     -- Michael Mondavi will be leaving the company but continuing to serve as a member of our Board of Directors.

|X|  We recognize this is a big change for the company into new ways of working.


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|X|  We are making these changes, because we believe that with our world-class team, we will become the leading premium lifestyle wine company in the world. We have a keen understanding of consumer insights. We have developed powerful brands like Woodbridge, which is the #1 wine brand in the world, in its category. We have seen impressive growth with Robert Mondavi Private Selection, when other wines in its category are in decline. And we have proven success in launching new brands like Papio.

|X| Our commitment to quality is steadfast. We are dedicated to producing fine wine for every day.

|X| And we know that with our distributor partnerships, we have the market influence to execute and create successful brands that bring shareholder value while delighting consumers.

|X| As a result of this direction, we will pursue the divestiture of our luxury assets. These assets include:

     --   Robert Mondavi Winery and its vineyards

     --   Opus One

     --   Luce

     --   Lucente

     --   Ornellaia

     --   Sena

     --   Arboleda

     --   The Byron Winery and its vineyards

     --   The Arrowood Winery and its vineyards

     --   Grand Archer by Arrowood

|X| In particular, we are taking steps for Robert Mondavi Winery to ensure that it endures as one of the world's greatest wine estates. We are reconfiguring Robert Mondavi Winery to maximize its value. To that point, we plan to hire a Managing Director for Robert Mondavi Winery.

|X| There will be reporting changes as we reconfigure the company. Dennis Joyce is now the Chief Operating Officer of the Lifestyle business, Greg Brady, Senior Vice President of Business Development, will oversee other luxury wine brands until they are divested.

|X| In addition to the divestiture of major assets, we will also be eliminating employee positions. Frankly, the most difficult decision that senior leaders had to make concerns the impact to our employee population. We expect to have staffing reductions for both the luxury and lifestyle businesses.

|X| In terms of people working for our luxury brands, there will be some immediate changes as we right-size the business to prepare them for sale. By "right size," we mean an appropriate sized staff to run the business as efficiently as possible. Ultimately, in terms of additional changes, we cannot predict how a change in ownership will affect employees. Additionally, on the lifestyle side, there will be reductions as we right-size this business.

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|X|  Over the next few weeks, your immediate manager will reach out to you to discuss how these changes personally impact you or your department.

|X| For affected employees, we will disclose details about severance packages and what support will be provided to those leaving the organization.

|X| This transition will be difficult for people staying and leaving. As a team, we need to be respectful of each other and empathetic for each individual personally affected.

|X| As we move forward, we'll have lots of questions. And, management won't necessarily have all the answers. But, we need to be optimistic that we ultimately will be provided clearer direction soon on how to move forward.

|X| Management has committed to sharing more information on our new strategies in the next weeks, which will help you understand how we are moving the company forward - and how you can contribute to the new organization.

|X| During this transition, we need to work together to work through any issues that come up.

|X| And, while this is obviously distracting, we need to focus on the tasks at hand in the short term.

|X| This is truly a difficult and emotional time. The management team is working to provide information as quickly as possible. They understand how difficult and stressful this is for all of the employees. They understand the impact that this direction will have on all of us and on the community. They do believe, however, that this is the right direction for the future.

|X| We will all feel the effects of this change in some way. Again, this company has a very tight-knit and caring culture. We need to tap into those attributes now to help one another through this transition. Please feel free to reach out to me individually to discuss this further. Until then, I will open this up for any questions.





Important Information For Investors and Shareholders
----------------------------------------------------

     In connection with the proposed recapitalization plan, The Robert Mondavi Corporation will file a combined proxy statement/prospectus and other relevant documents with the Securities and Exchange Commission (the "SEC"). INVESTORS AND


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SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES
AVAILABLE AS IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE RECAPITALIZATION PLAN AND RELATED MATTERS. INVESTORS AND SHAREHOLDERS WILL HAVE ACCESS TO FREE COPIES OF THE PROXY STATEMENT/PROSPECTUS (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED WITH THE SEC BY THE COMPANY THROUGH THE SEC WEB SITE AT WWW.SEC.GOV. THE PROXY STATEMENT/PROSPECTUS AND RELATED MATERIALS MAY ALSO BE OBTAINED FOR FREE (WHEN AVAILABLE) FROM THE COMPANY BY DIRECTING A REQUEST TO THE OMPANY'S INVESTOR RELATIONS DEPARTMENT AT 841 LATOUR COURT, NAPA, CA 94558; TELEPHONE
(707) 251-4850; E-MAIL MOND@ROBERTMONDAVI.COM.

     The Company and its directors, executive officers, certain members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company's shareholders in connection with the proposed recapitalization plan is set forth in the Company's annual report on Form 10-K for the fiscal year ended June 30, 2003 filed with the SEC on September 26, 2003 and proxy statement for its 2003 annual meeting of shareholders filed with the SEC on October 28, 2003. Additional information regarding such persons and a description of their direct and indirect interests in the recapitalization plan will be set forth in the proxy statement/prospectus when it is filed with the SEC.


Forward-looking Statements
--------------------------

This announcement and other information provided from time to time by the company contain historical information as well as forward-looking statements about the company, the premium wine industry and general business and economic conditions. Such forward-looking statements include, for example, projections or predictions about the company's future growth, consumer demand for its wines, including new brands and brand extensions, margin trends, anticipated future investment in vineyards and other capital projects, the premium wine grape market and the premium wine industry in general. Actual results may differ materially from the company's present expectations. Among other things, a soft economy, a downturn in the travel and entertainment sector, risk associated with continued conflict in the Middle East, reduced consumer spending, or changes in consumer preferences could reduce demand for the company's wines. Similarly, increased competition or changes in tourism to the company's California properties could affect the company's volume and revenue growth outlook. The supply and price of grapes, the company's most important raw material, is beyond the company's control. A shortage of grapes might constrict the supply of wine available for sale and cause higher grape costs, putting more pressure on gross profit margins. A surplus of grapes might allow for greater sales and lower grape costs, but it might also result in more competition and pressure on selling prices or marketing spending. Interest rates and other business and economic conditions could increase significantly the cost and risks of projected capital spending. The separation of the company into two operating units may impair management's ability to focus on other needed areas of business execution. There are also significant risks associated with separating the company's sizeable sales force into two operating units. Some of the company's strategic alternatives would involve lay offs and significant restructuring changes which could materially impair future earnings. For additional cautionary statements identifying important factors that could cause actual results to differ materially from such forward-looking information, please refer to Item 7,


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"Management's Discussion and Analysis of Financial Condition and Results of
Operations," in the company's Annual Report on Form 10-K for the fiscal year ended June 30, 2004, on file with the Securities and Exchange Commission. For these and other reasons, no forward-looking statement by the company can or should be taken as a guarantee of what will happen in the future.



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